SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 4, 2015

Your Community Bankshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Indiana	0-25766	35-1938254
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 West Spring Street, New Albany, Indiana 47150

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number including area code (812) 944-2224

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 4, 2015, the Company entered into an agreement with Citizens Bank of Hartford, Kentucky (“Citizens”) to sell its Munford, Kentucky branch.  Citizens will acquire all of the assets of the branch, excluding loans, and assume all liabilities subject to certain exclusions.  Citizens will pay a premium of 1.77% of the average daily balance of assumed deposits for the ten days prior to the closing date, $260,000 for the premises, and an amount equal to the net book value of the personal property as of October 1, 2015.  Management estimates the transaction will close in the second quarter of 2016 and that it will reduce net non-interest expense by approximately $200,000 annually.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Branch Purchase and Assumption Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUR COMMUNITY BANKSHARES, INC.

Date: December 7, 2015	By:	/s/ Paul A. Chrisco
Name: Paul A. Chrisco
Title: Chief Financial Officer